Exhibit 99.1

Investor Relations

+1 (936) 856-9109

ROBBINS & MYERS ANNOUNCES FOURTH QUARTER & FISCAL YEAR

2012 RESULTS AND DIVIDEND

HOUSTON, TEXAS, October 19, 2012…Robbins & Myers, Inc. (NYSE: RBN) today reported diluted net earnings per share from continuing operations (DEPS) of $0.76 for its fiscal fourth quarter ended August 31, 2012, or $0.92 after adjusting for unfavorable costs of $0.16 related to its pending merger with National Oilwell Varco, the estimated settlement of an export investigation matter, settlement of the work stoppage at its Springfield, Ohio, pump manufacturing plant and the impact of the hurricane in the Gulf of Mexico the last week of August. This compares with $0.77 from continuing operations in the prior year fourth quarter, or $0.79, after adjusting for restructuring charges related to the Company’s Process & Flow Control segment. Excluding the impact of these items, DEPS was $0.92 compared with $0.79 in the prior year period, an increase of 16%.

For the full fiscal year, Robbins & Myers reported DEPS of $3.39 compared with $1.94 for fiscal year 2011, fiscal 2011 included $0.44 of restructuring and T-3 acquisition related charges.

Consolidated sales were $275 million in the fourth quarter of 2012 as compared with $259 million in the fourth quarter of 2011. Excluding the impact of currency translation, sales grew $23 million, or 9%, over the prior year period. The Company reported fourth quarter 2012 orders of $267 million, an increase of 5% over the prior year period excluding the impact of currency translation. Fourth quarter ending backlog increased to $308 million from $251 million at the end of the prior fiscal year.

Fourth quarter 2012 earnings before interest and taxes (EBIT) were $47 million, or adjusted EBIT of $56 million, adjusting for $9 million in unfavorable costs related to its pending merger with National Oilwell Varco, the potential settlement of an export investigation matter, settlement of the work stoppage at our Springfield, Ohio, pump manufacturing plant and the impact of the hurricane in the Gulf of Mexico the last week of August.

Fourth Quarter Results by Segment

All comparisons are made against the comparable year-ago quarterly period unless otherwise stated.

The Company’s Energy Services segment reported orders of $173 million, an increase of $8 million over the prior year period excluding the impact of currency. Sales were $176 million in the fourth quarter of fiscal 2012 and $10 million over the prior year period, excluding currency impacts. EBIT was $45 million, which included the unfavorable impact of the Gulf of Mexico hurricane of $2 million, compared with EBIT of $51 million in the prior year period. Product mix had a negative impact on the current quarter’s EBIT, as the sales of profitable drilling system products were lower compared with the prior year. Ending backlog was $170 million, significantly higher than the $121 million at the end of the prior year.

The Process & Flow Control segment reported orders of $94 million, which were $4 million, or 4%, over the prior year period excluding currency impacts. The increase was primarily due to improving demand for capital goods in the chemical markets. Sales of $99 million were $13 million, or 14%, higher than the prior year excluding currency impacts. The segment reported $12 million of EBIT in the fourth quarter of 2012, including costs related to the settlement of the work stoppage at the Springfield, Ohio, pump manufacturing plant, or 11.9% of sales, as compared with $7 million of adjusted EBIT, or 7.1%, of sales in the prior year period. Backlog rose to $138 million from $130 million at the end of the prior fiscal year.

“We are pleased with performance in both of our business segments,” said Peter C. Wallace, President and Chief Executive Officer of Robbins & Myers, Inc. “The Energy Services segment has been impacted by a reduction in U.S. rig count and lower drilling activity during the quarter, but still demonstrated excellent performance. In the Process & Flow Control segment, we experienced stronger demand in the chemical and industrial markets. We have steadily improved operating performance in this segment by leveraging incremental sales volume and recovering margin with a sharper focus on regional pricing opportunities and cost controls resulting in operating margin of nearly 12% for the quarter, including the effect of the work stoppage settlement.”

Share Repurchase

During the fourth quarter and prior to June 19, 2012 the Company repurchased 0.5 million of its shares for a total of $24 million. For the fiscal year of 2012 the Company repurchased 4.0 million shares for a total of $187 million.

Conference Call

The Company will not be holding a webcast or conference call due to the pending merger with National Oilwell Varco.

Dividend Declared

Robbins & Myers also announced today that its Board of Directors approved its regular quarterly cash dividend payment of $0.05 per share. The dividend is payable on November 20, 2012 to shareholders of record as of October 29, 2012.

About Robbins & Myers

Robbins & Myers, Inc. is a leading supplier of engineered equipment and systems for critical applications in global energy, industrial, chemical and pharmaceutical markets.

In this release the Company refers to EBIT, adjusted EBIT, and adjusted DEPS which are non-GAAP measures. The Company uses these measures to evaluate its performance and believes these measures are helpful to investors in assessing its performance. A reconciliation of these amounts to net income from continuing operations is included herein. EBIT is not a measure of cash available for use by the Company.

Forward-Looking Statements

Statements set forth in this press release that are not historical facts are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the control of Robbins & Myers, which could cause actual benefits, results, effects and timing to differ materially from the results predicted or implied by the statements. These risks and uncertainties include, but are not limited to: the failure of our shareholders to approve the merger; satisfaction of the conditions to the closing of the merger (including the receipt of regulatory approvals and completion of certain compliance due diligence); uncertainties as to the timing of the merger; costs and difficulties relating to the proposed merger; inability to retain key personnel; changes in the demand for or price of oil and/or natural gas; and other important risk factors discussed more fully in Robbins & Myers’ preliminary proxy statement filed with the SEC on August 31, 2012 in connection with the merger, its Annual Report on Form 10-K for the year ended August 31, 2011; its recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K; and other reports filed by it with the SEC from time to time (including the final proxy statement relating to the proposed merger). Robbins & Myers undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Additional Information and Where to Find It

In connection with the proposed merger, Robbins & Myers filed a preliminary proxy statement with the SEC on August 31, 2012 and may file other relevant materials with the SEC as well. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND ANY OTHER MATERIALS REGARDING THE PROPOSED MERGER (INCLUDING THE FINAL PROXY STATEMENT) WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT ROBBINS & MYERS AND THE PROPOSED MERGER. The final proxy statement will be mailed to Robbins & Myers shareholders. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents containing information about Robbins & Myers, without charge, at the SEC’s web site at www.sec.gov. Copies of Robbins & Myers’ SEC filings also may be obtained for free by directing a request to Robbins & Myers, Inc., 10586 Highway 75 North, Willis, Texas 77378, (936) 890-1064.

Participants in the Solicitation

Robbins &Myers, National Oilwell Varco, and certain of their respective directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Robbins & Myers’ shareholders in connection with the proposed merger. Information about Robbins & Myers’ directors and executive officers and the special interests of these persons in connection with the proposed merger can be found in the preliminary proxy statement filed by Robbins & Myers with the SEC on August 31, 2012. Information about National Oilwell Varco’s directors and executive officers can be found in National Oilwell Varco’s Annual Report on Form 10-K for its fiscal year ended December 31, 2011, as filed with the SEC on February 23, 2012, and National Oilwell Varco’s proxy statement relating to its 2012 Annual Meeting of Shareholders, as filed with the SEC on April 5, 2012. These documents can be obtained, without charge, at the SEC’s website at www.sec.gov.

CONTACT: Robbins & Myers, Inc.

Kevin Brown, (936) 856-9109

Kevin.Brown@robn.com

ROBBINS & MYERS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

(in thousands)	August 31, 2012	August 31, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$166,925	$230,606
Accounts receivable	180,047	166,511
Inventories	162,713	151,463
Other current assets	11,206	11,247
Deferred taxes	21,169	18,674

Total Current Assets	542,060	578,501

Goodwill & Other Intangible Assets	773,604	798,719
Deferred Taxes	25,200	26,344
Other Assets	12,663	13,776
Property, Plant & Equipment	169,736	165,626

	$1,523,263	$1,582,966

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$95,698	$84,761
Accrued expenses	99,319	91,253
Current portion of long-term debt	153	421

Total Current Liabilities	195,170	176,435

Long-Term Debt - Less Current Portion	—	24
Deferred Taxes	134,758	131,697
Other Long-Term Liabilities	102,056	108,391
Total Equity	1,091,279	1,166,419

	$1,523,263	$1,582,966

ROBBINS & MYERS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

	Three Months Ended		Twelve Months Ended
(in thousands, except per share data)	August 31, 2012	August 31, 2011	August 31, 2012	August 31, 2011
Sales	$275,197	$258,998	$1,034,783	$820,640
Cost of sales	173,424	158,687	632,058	515,574

Gross profit	101,773	100,311	402,725	305,066
Selling, general and administrative expenses	51,788	46,892	181,150	156,571
Other expense	2,959	1,012	2,959	17,152

Income before interest and income taxes (EBIT)	47,026	52,407	218,616	131,343
Interest expense (income), net	116	(235)	102	(196)

Income from continuing operations before income taxes	46,910	52,642	218,514	131,539
Income tax expense	14,270	17,110	67,523	50,260

Net income from continuing operations	32,640	35,532	150,991	81,279
Income from discontinued operations, net of tax	—	—	—	53,637

Net income including noncontrolling interest	32,640	35,532	150,991	134,916
Less: Net income attributable to noncontrolling interest	240	108	991	904

Net income attributable to Robbins & Myers, Inc.	$32,400	$35,424	$150,000	$134,012

Net income per share from continuing operations:
Basic	$0.77	$0.77	$3.41	$1.96
Diluted	$0.76	$0.77	$3.39	$1.94

Net income per share:
Basic	$0.77	$0.77	$3.41	$3.26
Diluted	$0.76	$0.77	$3.39	$3.24

Weighted average common shares outstanding:
Basic	42,195	45,852	44,015	41,063
Diluted	42,356	46,114	44,197	41,420

ROBBINS & MYERS, INC. AND SUBSIDIARIES

CONDENSED BUSINESS SEGMENT INFORMATION FOR CONTINUING OPERATIONS

(Unaudited)

	Three Months Ended				Twelve Months Ended
(in thousands)	August 31, 2012		August 31, 2011		August 31, 2012		August 31, 2011
Customer Sales
Energy Services	$175,716		$166,702		$665,487		$477,198
Process & Flow Control	99,481		92,296		369,296		343,442

Total	$275,197		$258,998		$1,034,783		$820,640

Income Before Interest and Income Taxes (EBIT) (5)
Energy Services	$44,807		$51,218		$198,025		$130,968	(3)
Process & Flow Control	11,843		5,542	(2)	41,429		26,812	(2)
Corporate and Eliminations	(9,624	) (1)	(4,353)		(20,838	) (1)	(26,437	) (4)

Total	$47,026		$52,407		$218,616		$131,343

Depreciation and Amortization
Energy Services	$6,780		$6,293		$23,401		$23,560
Process & Flow Control	1,992		2,185		8,176		8,392
Corporate and Eliminations	83		93		342		336

Total	$8,855		$8,571		$31,919		$32,288

Customer Orders
Energy Services	$172,765		$165,740		$714,367		$517,755
Process & Flow Control	94,176		96,258		386,617		358,495

Total	$266,941		$261,998		$1,100,984		$876,250

Backlog
Energy Services	$169,723		$121,254		$169,723		$121,254
Process & Flow Control	138,067		129,810		138,067		129,810

Total	$307,790		$251,064		$307,790		$251,064

(1)	Includes NOV merger-related costs of $3.0 million for legal, advisory and professional fees.
(2)	Includes restructuring costs of $1.0 million related to employee termination benefits at our German facility.
(3)	Includes merger-related costs of $3.0 million associated with employee termination benefits, $7.2 million related to backlog amortization; and $9.5 million of expense due to inventory write-up values recorded in cost of sales.
(4)	Includes costs of $5.9 million due to merger-related professional fees and accelerated equity compensation expense.
(5)	EBIT is a non-GAAP measure. The Company uses this measure to evaluate its performance and believes this measure is helpful to investors in assessing its performance. A reconciliation of this measure to net income is included in our Condensed Consolidated Income Statement. EBIT is not a measure of cash available for use by the Company.

ROBBINS & MYERS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Three Months Ended		Twelve Months Ended
(in thousands)	August 31, 2012	August 31, 2011	August 31, 2012	August 31, 2011
Operating activities:
Net income including noncontrolling interest	$32,640	$35,532	$150,991	$134,916
Depreciation and amortization	8,855	8,571	31,919	33,961
Gain on sale of businesses	—	—	—	(53,357)
Working capital	5,711	16,896	(12,052)	(36,546)
Other changes, net	5,746	14,341	(10,426)	22,074

Cash provided by operating activities	52,952	75,340	160,432	101,048

Investing activities:
Business acquisition, net of cash acquired	—	—	—	(90,410)
Proceeds from sale of businesses	—	—	—	89,247
Capital expenditures, net of nominal disposals	(8,658)	(14,084)	(29,464)	(28,307)

Cash used by investing activities	(8,658)	(14,084)	(29,464)	(29,470)

Financing activities:
Payments of debt, net	(48)	(750)	(292)	(3,847)
Share repurchase program	(23,971)	—	(187,249)	—
Dividends paid	(2,110)	(2,064)	(8,581)	(7,557)
Proceeds from issuance of common stock and other, net	1,075	(964)	7,520	21,941

Cash (used) provided by financing activities	(25,054)	(3,778)	(188,602)	10,537
Exchange rate impact on cash	1,008	1,062	(6,047)	(722)

Increase (decrease) in cash	20,248	58,540	(63,681)	81,393
Cash and cash equivalents at beginning of period	146,677	172,066	230,606	149,213

Cash and cash equivalents at end of period	$166,925	$230,606	$166,925	$230,606

ROBBINS & MYERS, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO EBIT AND ADJUSTED EBIT

RECONCILIATION OF DILUTED EARNINGS PER SHARE (DEPS) FROM CONTINUING OPERATIONS TO ADJUSTED DEPS FROM CONTINUING OPERATIONS

(Unaudited)

	Three Months Ended
( $ in thousands, except per share data)	August 31, 2012		August 31, 2011
		Per Share		Per Share
CONSOLIDATED:
Net income from cont. operations attributable to R&M / Diluted EPS from cont. operations	$32,400	$0.76	$35,424	$0.77
Net income attributable to noncontrolling interest	240		108
Income tax expense	14,270		17,110
Interest expense (income), net	116		(235)

EBIT	47,026		52,407

Special items:
Pending merger-related costs related to NOV	2,959		—
Restructuring costs at our German facility (Process & Flow Control segment)	—		1,012
Unusual operating items:
Potential settlement costs for export investigation	1,800		—
Settlement costs of work stoppage at manufacturing plant (Process & Flow Control segment)	2,500		—
Impact of hurricane in the Gulf of Mexico (Energy Services segment)	2,000		—

	9,259	0.16	1,012	0.02

Adjusted EBIT	$56,285	$0.92	$53,419	$0.79

PROCESS & FLOW CONTROL SEGMENT:
EBIT	$11,843		$5,542
Special item: Restructuring costs at our German facility	—		1,012

Adjusted EBIT	$11,843		$6,554

Adjusted EBIT margin	11.9%		7.1%

EBIT, adjusted EBIT, adjusted EBIT margin %, and adjusted diluted EPS from continuing operations are non-GAAP financial measures. The Company uses these measures to evaluate its businesses, and allocates resources to its businesses based on EBIT. EBIT is not, however, a measure of performance calculated in accordance with accounting principles generally accepted in the United States and should not be considered as an alternative to net income as a measure of our operating results. EBIT and adjusted EBIT are not a measure of cash available for use by the Company. Adjusted diluted EPS from continuing operations should not be considered as an alternative to reported net income as an indicator of performance.